EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32107 of MidSouth Bancorp, Inc. on Form S-3D of our report dated February 2, 2002, appearing in this Annual Report on Form 10-KSB of MidSouth Bancorp, Inc. for the year ended December 31, 2001.



DELOITTE & TOUCHE, LLP
New Orleans, Louisiana

March 27, 2002